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                                  EXHIBIT 23.4



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Cargill Bancorp, Inc.
Putnam, Connecticut

           We hereby consent to the use of our report to the Board of Directors and Stockholders of Cargill Bancorp, Inc. dated October 31, 1997, except for
Note 14 as to which the date is January 26, 1998 in the Registration Statement (Form S-4), of Westbank Corporation and the reference to us in the section of the Registration Statement designated "Experts."


                                            /s/ Snyder & Haller

                                            SNYDER & HALLER

Hartford, Connecticut

November 2, 1998